UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2005

Sunset Financial Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32026	16-1685692
(Commission File Number)	(IRS Employer Identification No.)

10245 Centurion Parkway North, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 425-4099

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2005, Sunset Financial Resources, Inc. (the “Company”) entered into a 3/21/05 Amendment to Credit Agreement (the “Agreement”) amending for the third time the Senior Secured Credit Agreement dated March 22, 2004 by and between the Company and JPMorgan Chase Bank, N.A. (“JPMorgan”) which materially amended certain of the terms of the Credit Agreement. Under the Agreement, JPMorgan will renew its $250 million residential mortgage warehouse line of credit on substantially similar terms. Among other things, the Agreement includes the extension of the Maturity Date to March 20, 2006, the reduction of the minimum liquidity covenant to $12.5 million, and the elimination of the Commercial Loan sublimit with the exception of one Pledged Loan. The Agreement is attached hereto as Exhibit 10.1 and this description is qualified in its entirety by the Agreement.

The Company and JPMorgan most recently amended this Agreement on March 2, 2005 in order to permit and accommodate the closing of a preferred trust securities transaction. We are including this amendment for completeness as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit 10.1	3/21/05 Amendment to Senior Secured Credit Agreement dated March 22, 2004 by and between the Company and JPMorgan Chase Bank, N.A.

Exhibit 10.2	3/05 Amendment to Senior Secured Credit Agreement dated March 22, 2004 by and between the Company and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2005

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Michael L. Pannell
Michael L. Pannell
Chief Financial Officer

EXHIBIT INDEX

Item Number	Description
10.1	3/21/05 Amendment to Senior Secured Credit Agreement dated March 22, 2004 by and between the Company and JPMorgan Chase Bank, N.A.

10.2	3/05 Amendment to Senior Secured Credit Agreement dated March 22, 2004 by and between the Company and JPMorgan Chase Bank, N.A.